UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: May 13, 2016

(Date of earliest event reported)

A.M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220

Oak Brook, IL 60523

(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Convertible Senior Secured Notes due 2019

As previously disclosed, A.M. Castle & Co. (the “Company”) entered into Transaction Support Agreements (as amended and restated, the “Support Agreements”) with certain holders of the Company’s 7.00% Convertible Senior Notes due 2017 (the “Existing Convertible Notes”) providing for, among other things, the terms of private exchanges of Existing Convertible Notes into new 5.25% Convertible Senior Secured Notes due 2019 (the “New Convertible Notes”) and/or shares of the Company’s common stock, at the noteholder’s election (the “Exchanges”).

Effective as of May 19, 2016, the Company issued $23,810,000 aggregate principal amount of New Convertible Notes in the Exchanges pursuant to separate exchange agreements (the “Exchange Agreements”). Included in this issuance were (i) $20,870,000 in aggregate principal amount of New Convertible Notes issued pursuant to previously announced Exchange Agreements between the Company and certain non-affiliate noteholders and (ii) $2,940,000 in aggregate principal amount of New Convertible Notes issued pursuant to an Exchange Agreement with Raging Capital Management, LLC and certain of its affiliates (“Raging Capital”), an affiliate of the Company.

For each $1,000 principal amount of Existing Convertible Notes validly exchanged in the Exchanges, an exchanging holder of Existing Convertible Notes received $700 principal amount of New Convertible Notes, plus accrued and unpaid interest. The New Convertible Notes mature on December 30, 2019, and pay interest at a rate of 5.25% per annum, payable semi-annually in cash.

The New Convertible Notes were issued pursuant to an indenture, dated as of May 19, 2016 (the “New Indenture”), among the Company, certain subsidiaries of the Company (the “Note Guarantors”), and U.S. Bank National Association, as trustee and as collateral agent. The Company did not receive any cash proceeds in connection with the Exchanges and issuance of the New Convertible Notes.

The New Convertible Notes are initially convertible into shares of the Company’s common stock at a conversion price (the “Conversion Price”) per share of $2.25. The Conversion Price is subject to the same adjustment provisions contained in the indenture governing the Existing Convertible Notes, subject to certain exceptions; provided that, to the extent the Company’s common stock (or derivatives) is issued in respect of any Existing Convertible Notes after the completion of the Exchanges at an issue price (or exercise or Conversion Price, as the case may be) per share that is lower than the Conversion Price then in effect, (i) the Conversion Price shall be adjusted to the lower of (x) the lowest issue price per share of the Company’s common stock so issued and (y) the lowest conversion or exercise price per share of any such derivatives, and (ii) the Conversion Price shall have the benefit of any adjustment provision applicable to the conversion or exercise price of such derivatives, to the extent such provision is more favorable than that applicable to the Conversion Price.

The holders of New Convertible Notes may convert the New Convertible Notes, from time to time, in whole or in part, into shares of the Company’s common stock, at the then-applicable Conversion Price. The conversion may be settled in the form of cash, shares of the Company’s common stock, or a combination of both, in the Company’s sole discretion.

The value of shares of the Company’s common stock for purposes of the settlement of the conversion right will be calculated as provided in the indenture for the Existing Convertible Notes, using a 20 trading day period rather than a 40 trading day period for the observation period. Upon such conversion, the converting holder also shall be entitled to receive an amount equal to the Make-Whole Premium (as defined below), payable in the form of cash, shares of the Company’s common stock, or a combination of both, in the Company’s sole discretion. The value of shares of the Company’s common stock for purposes of calculating the Make-Whole Premium upon conversion will be based on the greater of (x) 130% of the conversion price then in effect and (y) the volume weighted average price (“VWAP”) of such shares for the relevant observation period (using a 20 trading day period), as provided in the indenture for the Existing Convertible Notes.

If a conversion occurs in connection with a fundamental change, for each $1,000 principal amount of New Convertible Notes, the number of shares of the Company’s common stock issuable upon conversion shall equal he greater of (A) $1,000 plus the amount of a Make-Whole Premium divided by the then applicable Conversion Price and (B) $1,300 divided by the price per share of the Company’s common stock paid in connection with the fundamental change. Settlement upon conversion in connection with a fundamental change shall be in the form of cash, shares of the Company’s common stock, or a combination of both, in the Company’s sole discretion. The value of shares of the Company’s common stock for purposes of the settlement of such conversion will be based on the VWAP of such shares for the 20 trading days immediately preceding the date of conversion. The New Convertible Notes do not contain provisions analogous to those applicable to the Existing Convertible Notes that require the issuance of additional shares in connection with a fundamental change.

Upon 20 trading days’ notice, if the daily VWAP of the Company’s common stock has been at least 130% of the Conversion Price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which such notice of redemption is provided, the Company shall, from time to time, have the right to redeem any or all of the New Convertible Notes at a price equal to (A) 100.0% of the aggregate principal amount thereof plus (B) the Make-Whole Premium. The redemption price can be paid in the form of cash, shares of the Company’s common stock, or a combination of both, in the Company’s sole discretion. The value of shares of the Company’s common stock will be based on the VWAP of such shares for the 20 trading days immediately preceding the date of redemption. Prior to the third trading day prior to the date of any such redemption, any New Convertible Notes called for redemption may be converted into shares of the Company’s common stock at the Conversion Price then in effect.

In addition, the Company shall pay, on the relevant redemption date (whether a conversion date or a fundamental change settlement date), in cash, all accrued and unpaid interest on the New Convertible Notes to be redeemed to, but not including the relevant redemption date (or conversion date or fundamental change settlement date, as the case may be) (the “Accrued Interest Amount”).

“Make-Whole Premium” means, with respect to each $1,000 in principal amount of New Convertible Notes, an amount equal to the present values of all scheduled payments of interest on the New Convertible Notes to be redeemed from the relevant redemption date (or conversion date, in the case of a conversion) to (and including) the earlier of (x) the fourth interest payment date after such redemption date (or conversion date, as the case may be) and (y) December 30, 2019 (excluding the Accrued Interest Amount), computed using a discount rate equal to the yield on the U.S. Treasury security whose tenor most nearly approximates the time until each such interest payment plus 0.50%. It is understood for purposes of this definition that if a redemption date or conversion date occurs other than on an interest payment date, (i) any accrued and unpaid interest on the New Convertible Notes that is paid in cash on the redemption date or conversion date shall be subtracted from the amount of the first interest payment to be included in the calculation of the Make-Whole Premium, and (ii) if there are fewer than 90 days left in the current interest period as of such redemption date or conversion date, clause (x) should refer to the fifth interest payment date after such redemption date or conversion date rather than the fourth.

Delisting from the NYSE or NASDAQ is not an event of default or fundamental change, but the Company has agreed to use all commercially reasonable efforts to remain listed on either the NYSE or NASDAQ. The Company and the guarantors of the New Convertible Notes may not incur additional debt secured by liens that rank equally with the liens securing the New Convertible Notes, other than additional New Convertible notes issued in exchange for Existing Convertible Notes that have not been exchanged in the Exchanges, on terms no more advantageous to the holders of such Existing Convertible Notes than the terms of the Exchanges are to the noteholders party to a Support Agreement.

The Company may not refinance the remaining Existing Convertible Notes or the Old Secured Notes with any indebtedness (i) that is senior (either in right of payment or as to security) to the New Convertible Notes, (ii) as to which a person other than the Company or a guarantor of the New Convertible Notes is an obligor or provides credit support or (iii) that has any scheduled amortization payments or a maturity date that is earlier than 91 days after the maturity date of the New Convertible Notes; except that such limitation shall not apply to borrowings by the Company in an amount not to exceed $10.0 million under the Company’s senior secured credit facility (the “Senior Credit Facility”), the proceeds of which are used to repay, redeem, prepay, retire, defease, or otherwise satisfy the Existing Secured Notes.

The conversion right will also be limited so that, while the shares of the Company’s common stock are registered under the Exchange Act, no holder (or group of affiliated holders) may convert its New Convertible Notes into a number of shares of the Company’s common stock that exceeds the number that would cause such holder (or group of affiliated holders) to beneficially own for the first time more than 9.99% of the outstanding shares of the Company’s common stock, except in connection with an issuance of the Company’s common stock pursuant to, or upon a conversion in connection with, (i) the Company’s optional redemption rights or (ii) a fundamental change.

All current and future guarantors of the Old Secured Notes, the Company’s 12.75% Senior Secured Notes due 2018 (the “New Secured Notes”), the Company’s Senior Credit Facility and any other material indebtedness of the Company (the “Note Guarantors”) guarantee the New Convertible Notes.

The New Convertible Notes and the related guarantees are secured on a “silent” third-priority basis by a lien on substantially all of the Company’s and the Note Guarantors’ assets, subject to certain exceptions and permitted liens pursuant to the Pledge and Security Agreement, dated as of May 19, 2016, by the Company and the subsidiaries party thereto, in favor of U.S. Bank National Association, as collateral agent for the benefit of the Secured Parties named therein (the “Pledge and Security Agreement”). However, the security interest in such assets that secure the New Convertible Notes and the related guarantees are contractually subordinated to liens thereon that secure the Company’s Senior Credit Facility by means of the Amended and Restated Intercreditor Agreement, dated as of February 8, 2016, among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the First Lien Secured Parties and U.S. Bank National Association, in its capacity as trustee and collateral agent for the Second Lien Secured Parties (the “Intercreditor Agreement”). The New Convertible Notes are also secured by a pledge of capital stock of all of the Company’s domestic subsidiaries and all of the domestic subsidiaries of the Note Guarantors and up to 65% of the voting stock of certain of the Company’s foreign subsidiaries.

The foregoing descriptions of the New Indenture and the Pledge and Security Agreement are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed herewith as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference. The foregoing description of the Intercreditor Agreement is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.5 to the Company’s Form 8-K filed on February 11, 2016, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02, the Company issued $23,810,000 in aggregate principal amount of New Convertible Notes effective as of May 19, 2016. The issuance of the New Convertible notes was the second step of the transactions contemplated by the Support Agreements to refinance the Company’s $57.5 million aggregate principal amount outstanding of Existing Convertible Notes. The first step of these transactions included the issuance of an aggregate of 7,862,565 shares of the Company’s common stock on May 16, 2016, as disclosed by the Company Form 8-K filed on May 16, 2016. The offer and sale of the Company’s common stock, the New Convertible Notes, and the shares of common stock underlying the New Convertible Notes pursuant to the Support Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold pursuant to, and in compliance with, Section 4(a)(2) of the Securities Act of 1933, as amended. The Convertible Notes are convertible into cash, shares of the Company’s common stock, or a combination thereof, as described in Item 1.01 of this Current Report on Form 8-K.

As a result of the consummation of the foregoing refinancing transactions contemplated by the Support Agreements, the Company has outstanding $23,810,000 in aggregate principal amount of New Convertible Notes and $35,000 in aggregate principal amount of Existing Convertible Notes.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2016, Brian P. Anderson notified the Company of his intention not to stand for re-election as a director at the 2016 Annual Meeting of Stockholders. Mr. Anderson’s decision not to stand for re-election was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On May 13, 2016, the Company entered into an agreement with a holder of $1,200,000 in aggregate principal amount of its Old Secured Notes providing for the exchange of such notes for $1,200,000 in aggregate principal amount of its New Secured Notes. The New Secured Notes were offered and sold pursuant to, and in compliance with, Section 3(a)(9) of the Securities Act.

Following the transaction described above, the Company has outstanding $204,519,000 in aggregate principal amount of New Secured Notes and $5,481,000 in aggregate principal amount of Old Secured Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 19, 2016, among A.M. Castle & Co., the Guarantors, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral agent.

10.1	Pledge and Security Agreement, dated as of May 19, 2016, by A.M. Castle & Co., and its subsidiaries that are party thereto, in favor of U.S. Bank National Association, as collateral agent for the benefit of the Secured Parties named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

May 19, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of May 19, 2016, among A.M. Castle & Co., the Guarantors, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral agent.

10.1	Pledge and Security Agreement, dated as of May 19, 2016, by A.M. Castle & Co., and its subsidiaries that are party thereto, in favor of U.S. Bank National Association, as collateral agent for the benefit of the Secured Parties named therein.

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